Exhibit 99

                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENTS OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                   March 31
                                                       ----------------------------------------------------------------

                                                                        2004                       2003
                                                                             (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 2,080,890              $ 1,883,504
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                1,003,082                  817,406
             Fuel Used in Heat and Electric Generation                       63,987                   60,238
             Operation and Maintenance                                      411,281                  383,534
             Property, Franchise and Other Taxes                             77,537                   78,195
             Depreciation, Depletion and Amortization                       194,733                  188,418
             Impairment of Oil and Gas Producing Properties                  42,774                        -
                                                                 -------------------          ---------------
                                                                          1,793,394                1,527,791
                                                                 -------------------          ---------------

             Gain on Sale of Timber Properties                              168,787                        -
             Loss on Sale of Oil and Gas Producing Properties               (53,827)                       -
                                                                 ------------------           ---------------

Operating Income                                                            402,456                  355,713

Other Income (Expense):
             Income from Unconsolidated Subsidiaries                            103                    1,002
             Impairment of Investment in Partnership                              -                  (15,167)
             Other Income                                                     5,528                    8,111
             Interest Expense on Long-Term Debt                             (90,414)                 (92,015)
             Other Interest Expense                                          (9,524)                 (12,702)
                                                                 -------------------          ---------------
Income Before Income Taxes and Minority Interest in
 Foreign Subsidiaries                                                       308,149                  244,942
             Income Taxes - Net                                             119,789                   93,429
             Minority Interest in Foreign Subsidiaries                        1,726                    1,490
                                                                 -------------------          ---------------
Income Before Cumulative Effect of Changes in Accounting                    186,634                  150,023
             Cumulative Effect of Changes in Accounting                           -                   (8,892)
                                                                 -------------------          ---------------
Net Income Available for Common Stock                                  $    186,634              $   141,131
                                                                 ===================          ===============
Earnings Per Common Share:
     Basic:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       2.29              $      1.87
             Cumulative Effect of Changes in Accounting                           -                    (0.11)
                                                                 -------------------         ----------------
             Net Income Available for Common Stock                     $       2.29              $      1.76
                                                                 ===================          ===============
     Diluted:
             Income Before Cumulative Effect of
              Changes in Accounting                                    $       2.27              $      1.86
             Cumulative Effect of Changes in Accounting                           -                    (0.11)
                                                                 -------------------          ---------------
             Net Income Available for Common Stock                     $       2.27              $      1.75
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   81,402,080               80,284,422
                                                                 ===================          ===============
             Used in Diluted Calculation                                 82,340,536               80,730,400
                                                                 ===================          ===============